Exhibit 99.1

1999 Bryan Street, Suite 1200
Dallas, Texas 75201
1.214.583.8500

Press Release

FOR IMMEDIATE RELEASE	February 9, 2021

Jacobs Reports Fiscal First Quarter Earnings
Reports Strong Year-Over-Year Operating Profit Growth
Recognizes Gain From Early Stage Investment in AI Software Provider C3.ai
Delivers on Sustainability Commitment to Achieve Net Carbon Zero in 2020
Announces Favorable PA Consulting Shareholder Vote
Increases Midpoint of Fiscal 2021 Adjusted EBITDA and Adjusted EPS Outlook
DALLAS, TEXAS - Jacobs Engineering Group Inc. (NYSE: J) today announced its financial results for the fiscal first quarter ended January 1, 2021.
Q1 2021 Highlights:
▪Revenue of $3.4 billion1 grew 0.6% year-over-year; net revenue flat pro forma
▪EPS from continuing operations of $1.96 up 47% year-over-year
▪Adjusted EPS from continuing operations of $1.41 up 17% year-over-year
▪Backlog increased $2.4 billion to $25.1 billion, up 11% year-over-year and up 7% on a pro forma basis
▪Strong cash flow from operations and free cash flow of $112.6M and $95.9M, respectively
▪Increases midpoint of fiscal 2021 adjusted EBITDA and adjusted EPS outlook2

Jacobs’ Chair and CEO Steve Demetriou commented, “I am very pleased with our strong first quarter results, including robust cash flow. Key to delivering this performance is our people, who are aligned toward our common purpose of creating a more connected, sustainable world to drive success for all Jacobs’ stakeholders. As part of our PlanBeyond sustainability strategy, we are proud to announce that we delivered on our commitment to achieve 100% renewable energy for our operations, and net zero carbon in 2020.” Demetriou continued, "Importantly, we continue to help our clients integrate sustainable, low-carbon solutions into their operations, helping them to maximize societal, environmental and economic benefits.”

Jacobs’ President and CFO Kevin Berryman added, “We have demonstrated success transforming our portfolio both organically and by utilizing our balance sheet to accelerate our alignment to a diverse set of high value sectors. Given our solid start to the year, we are increasing the midpoint of our full year guidance for fiscal year 2021, excluding PA Consulting. Looking forward, we see opportunities to further invest in technology-focused solutions that enable continued organic profitable growth."

Financial Outlook
The company now expects fiscal 2021 adjusted EBITDA of $1,075 million to $1,155 million and adjusted EPS of $5.30 to $6.00 from its previous outlook of adjusted EBITDA of $1,055 million to $1,155 million and adjusted EPS of $5.20 to $6.00.2

Fiscal 2021 outlook does not include PA Consulting, which the company expects to close by the end of its fiscal second quarter 2021.

1Reflects continuing operations as reported in accordance with GAAP.
2Reconciliation of the adjusted EPS outlook and adjusted EBITDA outlook for the full fiscal year to the most directly comparable GAAP measure is not available without unreasonable efforts because the Company cannot predict with sufficient certainty all the components required to provide such reconciliation, including with respect to the costs and charges relating to transaction expenses, restructuring and integration to be incurred in fiscal 2021.

First Quarter Review

	Fiscal Q1 2021	Fiscal Q1 2020	Change
Revenue	$3.4 billion	$3.4 billion	$0.0 billion
Net Revenue	$2.7 billion	$2.7 billion	$0.0 billion
GAAP Net Earnings from Continuing Operations	$257 million	$179 million	$78 million
GAAP Earnings Per Diluted Share (EPS) from Continuing Operations	$1.96	$1.33	$0.63
Adjusted Net Earnings from Continuing Operations	$184 million	$162 million	$22 million
Adjusted EPS from Continuing Operations	$1.41	$1.20	$0.21
The company’s adjusted net earnings from continuing operations and adjusted EPS from continuing operations for the first quarter of fiscal 2021 and fiscal 2020 exclude the adjustments set forth in the table below. For additional information regarding these adjustments and a reconciliation of adjusted net earnings and adjusted EPS to net (loss) earnings and EPS, respectively, as well as a reconciliation of net revenue to revenue, refer to the section entitled “Non-GAAP Financial Measures” at the end of this release.

	Fiscal Q1 2021	Fiscal Q1 2020
GAAP Net Earnings from Continuing Operations and Diluted Earnings Per Share (EPS)	$257 million ($1.96 per share)	$179 million ($1.33 per share)
After-tax restructuring, transaction costs and other charges ($54.0 million and $53.7 million for the fiscal 2021 and 2020 periods, respectively before income taxes), which includes the add-back of the impairment charges related to the Company's investment in AWE in the fiscal 2021 period.
	$43 million ($0.33 per share)	$40 million ($0.30 per share)
Other adjustments are comprised mainly of:
 (a) add-back of amortization of intangible assets of $23.2 million and $21.8 million in the 2021 and 2020 periods, respectively,
 (b) the reclassification of revenues under the Company's Transition Services Agreement (TSA) with Worley of $12.0 million in fiscal Q1 2020,
 (c) the removal of $93.1 million and $99.1 million in fair value adjustments related to our investment in Worley stock and certain foreign currency revaluations relating to the ECR sale in the 2021 and 2020 periods, respectively,
 (d) the removal of the fair value adjustment for the Company's investment in C3.ai, Inc. ("C3") of $82.6 million in the 2021 period, and
 (e) income tax expense adjustments for the above pre-tax adjustment items.
	$(116) million ($(0.88) per share)	$(58) million ($(0.43) per share)
Adjusted Net Earnings from Continuing Operations and Adjusted EPS from Continuing Operations	$184 million ($1.41 per share)	$162 million ($1.20 per share)
(note: earnings per share amounts may not add due to rounding)
Fiscal first quarter 2021 adjusted earnings per share from continuing operations reflect an adjusted effective tax rate of 23.8%.
Jacobs is hosting a conference call at 10:00 A.M. ET on Tuesday February 9, 2021, which it is webcasting live at www.jacobs.com.

About Jacobs
At Jacobs, we're challenging today to reinvent tomorrow by solving the world's most critical problems for thriving cities, resilient environments, mission-critical outcomes, operational advancement, scientific discovery and cutting-edge manufacturing, turning abstract ideas into realities that transform the world for good. With $14 billion in annual revenue and a talent force of approximately 55,000, Jacobs provides a full spectrum of professional services including consulting, technical, scientific and project delivery for the government and private sectors. Visit jacobs.com and connect with Jacobs on LinkedIn, Twitter, Facebook and Instagram.

Forward-Looking Statements
Certain statements contained in this press release constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Statements made in this press release that are not based on historical fact are forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding our expectations as to our future growth, prospects, financial outlook and business strategy for fiscal 2021 or future fiscal years, which are based, in part, on estimates and assumptions regarding the potential continued effects of the COVID-19 pandemic on our business, financial condition and results of operations. Although such statements are based on management's current estimates and expectations, and currently available competitive, financial, and economic data, forward-looking statements are inherently uncertain, and you should not place undue reliance on such statements as actual results may differ materially. We caution the reader that there are a variety of risks, uncertainties and other factors that could cause actual results to differ materially from what is contained, projected or implied by our forward-looking statements. Such factors include the magnitude, timing, duration and ultimate impact of the COVID-19 pandemic and any resulting economic downturn on our results, prospects and opportunities, the timeline for easing or removing “shelter-in-place”, “stay-at-home”, social distancing, travel restrictions and similar orders, measures or restrictions imposed by governments and health officials in response to the pandemic, or if such orders, measures or restrictions are re-imposed after being lifted or eased, including as a result of increases in cases of COVID-19; the development, effectiveness and distribution of vaccines or treatments for COVID-19; and the timing and scope of any government stimulus programs enacted in response to the impacts of the COVID-19 pandemic. The impact of such matters includes, but is not limited to, the possible reduction in demand for certain of our services and the delay or abandonment of ongoing or anticipated projects due to the financial condition of our clients and suppliers or to governmental budget constraints; the inability of our clients to meet their payment obligations in a timely manner or at all; potential issues and risks related to a significant portion of our employees working remotely; illness, travel restrictions and other workforce disruptions that could negatively affect our supply chain and our ability to timely and satisfactorily complete our clients’ projects; difficulties associated with hiring additional employees or replacing any furloughed employees; increased volatility in the capital markets that may affect our ability to access sources of liquidity on acceptable pricing or borrowing terms or at all; and the inability of governments in certain of the countries in which we operate to effectively mitigate the financial or other impacts of the COVID-19 pandemic on their economies and workforces and our operations therein. The foregoing factors and potential future developments are inherently uncertain, unpredictable and, in many cases, beyond our control. For a description of these and additional factors that may occur that could cause actual results to differ from our forward-looking statements see our Annual Report on Form 10-K for the year ended October 2, 2020, and in particular the discussions contained therein under Item 1 - Business; Item 1A - Risk Factors; Item 3 - Legal Proceedings; and Item 7 - Management's Discussion and Analysis of Financial Condition and Results of Operations, and our Quarterly Report on Form 10-Q for the quarter ended January 1, 2021, and in particular the discussions contained under Part I, Item 2 - Management's Discussion and Analysis of Financial Condition and Results of Operations; Part II, Item 1 - Legal Proceedings; and Part II, Item 1A - Risk Factors, as well as the Company’s other filings with the Securities and Exchange Commission. The Company is not under any duty to update any of the forward-looking statements after the date of this press release to conform to actual results, except as required by applicable law.
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Financial Highlights:
Results of Operations (in thousands, except per-share data):

	For the Three Months Ended
Unaudited	January 1, 2021	December 27, 2019
Revenues	$3,381,836	$3,360,049
Direct cost of contracts	(2,749,776)	(2,715,478)
Gross profit	632,060	644,571
Selling, general and administrative expenses	(418,120)	(493,226)
Operating Profit	213,940	151,345
Other Income (Expense):
Interest income	1,124	946
Interest expense	(17,313)	(14,817)
Miscellaneous income (expense), net	156,360	116,695
Total other income (expense), net	140,171	102,824
Earnings from Continuing Operations Before Taxes	354,111	254,169
Income Tax Expense from Continuing Operations	(87,023)	(68,489)
Net Earnings of the Group from Continuing Operations	267,088	185,680
Net (Loss) Earnings of the Group from Discontinued Operations	(14)	77,587
Net Earnings of the Group	267,074	263,267
Net Earnings Attributable to Noncontrolling Interests from Continuing Operations	(10,026)	(6,257)
Net Earnings Attributable to Jacobs from Continuing Operations	257,062	179,423
Net Earnings Attributable to Jacobs	$257,048	$257,010
Net Earnings Per Share:
Basic Net Earnings from Continuing Operations Per Share	$1.98	$1.35
Basic Net Earnings from Discontinued Operations Per Share	$—	$0.58
Basic Earnings Per Share	$1.98	$1.93

Diluted Net Earnings from Continuing Operations Per Share	$1.96	$1.33
Diluted Net Earnings from Discontinued Operations Per Share	$—	$0.58
Diluted Earnings Per Share	$1.96	$1.91

Segment Information (in thousands):

	Three Months Ended
Unaudited	January 1, 2021	December 27, 2019
Revenues from External Customers:
Critical Mission Solutions	$1,295,287	$1,182,457
People & Places Solutions	2,086,549	2,177,592
Pass Through Revenue	(648,677)	(701,754)
People & Places Solutions Net Revenue	$1,437,872	$1,475,838
Total Revenue	$3,381,836	$3,360,049
Net Revenue	$2,733,159	$2,658,295

	Three Months Ended
	January 1, 2021	December 27, 2019
Segment Operating Profit:
Critical Mission Solutions	$110,072	$90,422
People & Places Solutions	196,300	178,328
Total Segment Operating Profit	306,372	268,750
Other Corporate Expenses (1)	(70,341)	(66,719)
Restructuring, Transaction and Other Charges	(22,091)	(50,686)
Total U.S. GAAP Operating Profit	213,940	151,345
Total Other Income (Expense), net (2)	140,171	102,824
Earnings from Continuing Operations Before Taxes	$354,111	$254,169

(1)	Other corporate expenses also include intangibles amortization of $23.2 million and $21.8 million for the three-month periods ended January 1, 2021 and December 27, 2019, respectively.
(2)	For the three month period ended January 1, 2021, includes $93.1 million in fair value adjustments related to our investment in Worley stock and certain foreign currency revaluations relating to the ECR sale, $82.6 million in fair adjustments related to our investment in C3 stock and $(27.9) million related to impairment of our AWE Management Ltd. investment. For the three month period ended December 27, 2019, includes revenues under the Company's TSA with Worley of $12.0 million, $99.1 million in fair value adjustments related to our investment in Worley stock and certain foreign currency revaluations relating to the ECR sale, the amortization of deferred financing fees related to the CH2M acquisition of $0.6 million and the loss on settlement of the CH2M portion of the U.S. pension plan of $2.4 million.

Balance Sheet (in thousands):

Unaudited	January 1, 2021	October 2, 2020
ASSETS
Current Assets:
Cash and cash equivalents	$837,012	$862,424
Receivables and contract assets	3,265,260	3,167,310
Prepaid expenses and other	144,224	162,355
Investment in equity securities	540,357	347,510
Total current assets	4,786,853	4,539,599
Property, Equipment and Improvements, net	318,042	319,371
Other Noncurrent Assets:
Goodwill	5,808,484	5,639,091
Intangibles, net	715,641	658,340
Deferred income tax assets	158,491	211,047
Operating lease right-of-use assets	582,985	576,915
Miscellaneous	397,129	409,990
Total other noncurrent assets	7,662,730	7,495,383
	$12,767,625	$12,354,353
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$999,483	$1,061,754
Accrued liabilities	1,193,818	1,249,883
Operating lease liability	164,639	164,312
Contract liabilities	530,757	465,648
Total current liabilities	2,888,697	2,941,597
Long-term Debt	1,797,069	1,676,941
Liabilities relating to defined benefit pension and retirement plans	578,417	568,176
Deferred income tax liabilities	9,286	3,366
Long-term operating lease liability	735,337	735,202
Other deferred liabilities	615,452	573,404
Commitments and Contingencies
Stockholders’ Equity:
Capital stock:
Preferred stock, $1 par value, authorized - 1,000,000 shares; issued and outstanding - none	—	—
Common stock, $1 par value, authorized - 240,000,000 shares; issued and outstanding - 130,035,258 shares and 129,747,783 shares as of January 1, 2021 and October 2, 2020, respectively	130,035	129,748
Additional paid-in capital	2,597,586	2,598,446
Retained earnings	4,249,408	4,020,575
Accumulated other comprehensive loss	(877,539)	(933,057)
Total Jacobs stockholders’ equity	6,099,490	5,815,712
Noncontrolling interests	43,877	39,955
Total Group stockholders’ equity	6,143,367	5,855,667
	$12,767,625	$12,354,353

Statement of Cash Flow (in thousands):

	For the Three Months Ended
Unaudited	January 1, 2021	December 27, 2019
Cash Flows from Operating Activities:
Net earnings attributable to the Group	$267,074	$263,267
Adjustments to reconcile net earnings to net cash flows (used for) provided by operations:
Depreciation and amortization:
Property, equipment and improvements	22,989	22,152
Intangible assets	23,155	21,845
Gain on sale of ECR business	—	(61,943)
Gain on investment in equity securities	(190,368)	(105,319)
Stock based compensation	11,841	14,279
Equity in earnings of operating ventures, net of return on capital distributions	1,159	(715)
(Gain) Loss on disposals of assets, net	(134)	36
Impairment of equity method investment	27,902	—
Loss on pension and retiree medical plan changes	—	2,651
Deferred income taxes	53,008	102,487
Changes in assets and liabilities, excluding the effects of businesses acquired:
Receivables and contract assets, net of contract liabilities	33,250	(96,075)
Prepaid expenses and other current assets	25,144	(4,152)
Miscellaneous other assets	16,564	34,634
Accounts payable	(63,985)	(35,380)
Accrued liabilities	(131,576)	(236,090)
Other deferred liabilities	16,491	(60,562)
Other, net	104	1,699
Net cash provided by (used for) operating activities	112,618	(137,186)
Cash Flows from Investing Activities:
Additions to property and equipment	(16,766)	(22,260)
Capital contributions to equity investees, net of return of capital distributions	(3,430)	(12,000)
Acquisitions of businesses, net of cash acquired	(173,012)	—
Net cash used for investing activities	(193,208)	(34,260)
Cash Flows from Financing Activities:
Net proceeds from borrowings	94,998	210,616
Proceeds from issuances of common stock	9,541	6,201
Common stock repurchases	(24,801)	—
Taxes paid on vested restricted stock	(25,335)	(24,334)
Cash dividends, including to noncontrolling interests	(35,718)	(25,618)
Net cash provided by financing activities	18,685	166,865
Effect of Exchange Rate Changes	36,493	(7,275)
Net Decrease in Cash and Cash Equivalents	(25,412)	(11,856)
Cash and Cash Equivalents at the Beginning of the Period	862,424	631,068
Cash and Cash Equivalents at the End of the Period	$837,012	$619,212

Backlog (in millions):

	January 1, 2021	December 27, 2019
Critical Mission Solutions	$9,683	$8,473
People & Places Solutions	15,422	14,197
Total	$25,105	$22,670

Pro Forma Figures:
This press release includes comparisons of current results to prior periods on a pro forma basis. Prior fiscal periods are calculated as if the acquisitions of the Wood Nuclear business and Buffalo Group had occurred prior to the comparable periods, as adjusted for the exclusion of restructuring and other related charges and transaction expenses and other adjustments described in the section entitled “Non-GAAP Financial Measures” below. We believe this information helps provide additional insight into the underlying trends of our business when comparing current performance against prior periods.

Non-GAAP Financial Measures:
In this press release, the Company has included certain non-GAAP financial measures as defined in Regulation G promulgated under the Securities Exchange Act of 1934, as amended. The non-GAAP financial measures included in this press release are net revenue, adjusted net earnings from continuing operations, adjusted EPS from continuing operations, free cash flow and adjusted EBITDA.

Net revenue is calculated excluding pass-through revenue of the Company’s People & Places Solutions segment from the Company’s revenue from continuing operations. Adjusted net earnings from continuing operations and adjusted EPS from continuing operations are calculated by (i) excluding the costs related to our 2015 restructuring activities, which included involuntary terminations, the abandonment of certain leased offices, combining operational organizations and the co-location of employees into other existing offices; and charges associated with our Europe, U.K. and Middle East region, which included write-offs on contract accounts receivable and charges for statutory redundancy and severance costs; (ii) excluding costs and other charges associated with restructuring activities implemented in connection with the acquisitions of The KeyW Holding Corporation ("KeyW"), CH2M, John Wood Group nuclear business and Buffalo Group, and the pending strategic investment in PA Consulting, the sale of the ECR business and other related cost reduction initiatives, which included involuntary terminations, costs associated with co-locating Jacobs, KeyW and CH2M offices, separating physical locations of ECR and continuing operations, costs and expenses of the Integration Management Office and Separation Management Office, including professional services and personnel costs, costs and charges associated with the divestiture of joint venture interests to resolve potential conflicts arising from the CH2M acquisition, expenses relating to certain commitments and contingencies relating to discontinued operations of the CH2M business, charges associated with certain operations in India, which included write-offs on contract accounts receivable and other accruals, and similar costs and expenses; (iii) excluding the costs and other charges associated with the Focus 2023 initiatives commenced in the fourth quarter of fiscal 2020, which included costs and charges associated with the re-scaling and repurposing of physical office space, voluntary employee separations and related expenses (the amounts referred in (i), (ii) and (iii) are collectively referred to as the “Restructuring and other charges”); (iv) excluding transaction costs and other charges incurred in connection with closing of the KeyW, CH2M, John Wood Group nuclear business and Buffalo Group acquisitions, the pending strategic investment in PA Consulting, and sale of the ECR business (to the extent incurred prior to the closing), including advisor fees, change in control payments, costs and expenses relating to the registration and listing of Jacobs stock issued in connection with the CH2M acquisition, and similar transaction costs and expenses (collectively referred to as “transaction costs”); (v) adding back amortization of intangible assets; (vi) allocating to discontinued operations estimated stranded corporate costs that will be reimbursed or otherwise eliminated in connection with the sale of the ECR business; (vii) the reclassification of revenue under the Company's transition services agreement (TSA) with Worley included in other income for U.S. GAAP reporting purposes to SG&A and the exclusion of remaining unreimbursed costs associated with the TSA; (viii) allocating to discontinued operations estimated interest expense relating to long-term debt that was paid down with the proceeds of the ECR sale; (ix) the removal of fair value adjustments and dividend income related to the Company’s investments in Worley and C3 stock and certain foreign currency revaluations relating to ECR sale proceeds; (x) the exclusion of a one-time favorable adjustment in the fiscal 2019 period associated with a reduction of deferred income taxes for permanently reinvested earnings from non-U.S. subsidiaries in connection with the sale of the ECR business; (xi) excluding charges resulting from the revaluation of certain deferred tax assets/liabilities in connection with U.S. tax reform; (xii) adding back depreciation and amortization relating to the ECR business of the Company that was ceased as a result of the application of held-for-sale accounting; (xiii) charges associated with the impairment of our investment in AWE; and (xiv) other income tax adjustments. Adjustments to derive adjusted net earnings from continuing operations and adjusted EPS from continuing operations are calculated on an after-tax basis. We believe that net revenue, adjusted net earnings from continuing operations, adjusted EPS from continuing operations, adjusted EBITDA and free cash flow are useful to management, investors and other users of our financial information in evaluating the Company’s operating results and understanding the Company’s operating trends by excluding or adding back the effects of the items described above and below, the inclusion or exclusion of which can obscure underlying trends. Additionally, management uses such measures in its own evaluation of the Company’s performance, particularly when comparing performance to past periods, and believes these measures are useful for investors because they facilitate a comparison of our financial results from period to period.

For fiscal 2021 outlook, the Company calculated adjusted EBITDA by adding income tax expense, depreciation expense and interest expense, and deducting interest income from adjusted net earnings from continuing operations.

Free cash flow is calculated using the reported statement of cash flows, provided from operations less additions to property and equipment.

The Company provides non-GAAP measures to supplement U.S. GAAP measures, as they provide additional insight into the Company’s financial results. However, non-GAAP measures have limitations as analytical tools and should not be considered in isolation and are not in accordance with, or a substitute for, U.S. GAAP measures. In addition, other companies may define non-GAAP measures differently, which limits the ability of investors to compare non-GAAP measures of the Company to those used by our peer companies.

The following tables reconcile the components and values of U.S. GAAP net earnings from continuing operations and EPS from continuing operations to the corresponding "adjusted" amounts, revenue from continuing operations to net revenue and cash flow from operations to free cash flow. For the comparable periods presented below, such adjustments consist of amounts incurred in connection with the items described above. Amounts are shown in thousands, except for per-share data. Reconciliation of the adjusted EPS and adjusted EBITDA outlook for the full fiscal year to the most directly comparable GAAP measure is not available without unreasonable efforts because the Company cannot predict with sufficient certainty all the components required to provide such reconciliation (note: earnings per share amounts may not add across due to rounding).

U.S. GAAP Reconciliation for the first quarter of fiscal 2021 and 2020

	Three Months Ended
Unaudited	January 1, 2021
Unaudited	U.S. GAAP	Effects of Restructuring, Transaction and Other Charges (1)	Other Adjustments (2)	Adjusted
Revenues	$3,381,836	$—	$—	$3,381,836
Pass through revenue	—	—	(648,677)	(648,677)
Net revenue	3,381,836	—	(648,677)	2,733,159
Direct cost of contracts	(2,749,776)	92	648,677	(2,101,007)
Gross profit	632,060	92	—	632,152
Selling, general and administrative expenses	(418,120)	21,999	23,129	(372,992)
Operating Profit	213,940	22,091	23,129	259,160
Total other income (expense), net	140,171	31,902	(176,017)	(3,944)
Earnings from Continuing Operations Before Taxes	354,111	53,993	(152,888)	255,216
Income Tax Expense from Continuing Operations	(87,023)	(11,095)	37,377	(60,741)
Net Earnings of the Group from Continuing Operations	267,088	42,898	(115,511)	194,475
Net Earnings Attributable to Noncontrolling Interests from Continuing Operations	(10,026)	—	—	(10,026)
Net Earnings Attributable to Jacobs from Continuing Operations	257,062	42,898	(115,511)	184,449
Net Earnings Attributable to Discontinued Operations	(14)	—	—	(14)
Net Earnings (Loss) attributable to Jacobs	$257,048	$42,898	$(115,511)	$184,435
Diluted Net Earnings (Loss) from Continuing Operations Per Share	$1.96	$0.33	$(0.88)	$1.41
Diluted Net Earnings from Discontinued Operations Per Share	$—	$—	$—	$—
Diluted Earnings (Loss) Per Share	$1.96	$0.33	$(0.88)	$1.41
Operating profit margin	6.3%			9.5%

         (1) Includes after-tax charges associated with various restructuring, transaction and other related activity costs associated with Company transformation and acquisition related programs. Also includes $27.9 million in charges associated with the impairment of our investment in AWE.
(2) Includes mainly (a) the removal of pass through revenues and costs for the People & Places Solutions line of business for the calculation of operating profit margin as a percentage of net revenue of $648.7 million, (b) the removal of amortization of intangible assets of $23.2 million, (c) the removal of $93.1 million in fair value adjustments related to our investment in Worley stock and certain foreign currency revaluations relating to the ECR sale, (d) the removal of the fair value adjustment of the Company's investment in C3 of $82.6 million and (e) income tax expense adjustments for the above pre-tax adjustment items.

	Three Months Ended
	December 27, 2019
Unaudited	U.S. GAAP	Effects of Restructuring, Transaction and Other Charges (1)	Other Adjustments (2)	Adjusted
Revenues	$3,360,049	$—	$—	$3,360,049
Pass through revenue	—	—	(701,754)	(701,754)
Net revenue	3,360,049	—	(701,754)	2,658,295
Direct cost of contracts	(2,715,478)	—	701,754	(2,013,724)
Gross profit	644,571	—	—	644,571
Selling, general and administrative expenses	(493,226)	50,686	34,520	(408,020)
Operating Profit	151,345	50,686	34,520	236,551
Total other income (expense), net	102,824	2,998	(111,107)	(5,285)
Earnings from Continuing Operations Before Taxes	254,169	53,684	(76,587)	231,266
Income Tax Expense from Continuing Operations	(68,489)	(13,432)	18,640	(63,281)
Net Earnings of the Group from Continuing Operations	185,680	40,252	(57,947)	167,985
Net Earnings Attributable to Noncontrolling Interests from Continuing Operations	(6,257)	—	—	(6,257)
Net Earnings from Continuing Operations attributable to Jacobs	179,423	40,252	(57,947)	161,728
Net Earnings (Loss) Attributable to Discontinued Operations	77,587	—	—	77,587
Net earnings attributable to Jacobs	$257,010	$40,252	$(57,947)	$239,315
Diluted Net Earnings from Continuing Operations Per Share	$1.33	$0.30	$(0.43)	$1.20
Diluted Net Earnings (Loss) from Discontinued Operations Per Share	$0.58	$—	$—	$0.58
Diluted Earnings Per Share	$1.91	$0.30	$(0.43)	$1.78
Operating profit margin	4.5%			8.9%

     (1) Includes after-tax charges associated with various restructuring, transaction and other related activity costs associated with Company transformation and acquisition related programs.
     (2) Includes (a) the removal of pass through revenues and costs for the People & Places Solutions line of business for the calculation of operating profit margin as a percentage of net revenue of $701.8 million, (b) the removal of amortization of intangible assets of $21.8 million, (c) the reclassification of revenues under the Company's TSA of $12.0 million included in other income for U.S. GAAP reporting purposes to SG&A and the exclusion of $0.7 million in remaining unreimbursed costs associated with this agreement, (d) the removal of $99.1 million in fair value adjustments related to our investment in Worley stock and certain foreign currency revaluations relating to the ECR sale and (e) income tax expense adjustments for the above pre-tax adjustment items.

Reconciliation of Free Cash Flow

	Three Months Ended	Three Months Ended
	January 1, 2021	December 27, 2019
Net cash provided by (used for) operating activities	$112,618	$(137,186)
Additions to property and equipment	(16,766)	(22,260)
Free cash flow	$95,852	$(159,446)

Earnings Per Share:

	Three Months Ended
Unaudited	January 1, 2021	December 27, 2019
Numerator for Basic and Diluted EPS:
Net earnings attributable to Jacobs from continuing operations	$257,062	$179,423
Net earnings from continuing operations allocated to participating securities	—	(92)
Net earnings from continuing operations allocated to common stock for EPS calculation	$257,062	$179,331

Net earnings attributable to Jacobs from discontinued operations	$(14)	$77,587
Net earnings from discontinued operations allocated to participating securities	—	(40)
Net earnings from discontinued operations allocated to common stock for EPS calculation	$(14)	$77,547

Net earnings allocated to common stock for EPS calculation	$257,048	$256,878

Denominator for Basic and Diluted EPS:
Weighted average basic shares	129,968	133,202
Shares allocated to participating securities	—	(68)
Shares used for calculating basic EPS attributable to common stock	129,968	133,134

Effect of dilutive securities:
Stock compensation plans	1,182	1,484
Shares used for calculating diluted EPS attributable to common stock	131,150	134,618

Net Earnings Per Share:
Basic Net Earnings from Continuing Operations Per Share	$1.98	$1.35
Basic Net Earnings from Discontinued Operations Per Share	$—	$0.58
Basic Earnings Per Share	$1.98	$1.93
Diluted Net Earnings from Continuing Operations Per Share	$1.96	$1.33
Diluted Net Earnings from Discontinued Operations Per Share	$—	$0.58
Diluted Earnings Per Share	$1.96	$1.91

For additional information contact:

Investors:
Jonathan Doros, 214-583-8596
jonathan.doros@jacobs.com

Media:
Marietta Hannigan, 214-920-8035
marietta.hannigan@jacobs.com

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